Exhibit 10.1

ASSIGNMENT OF MEMBERSHIP INTERESTS

Michael Silva, Marlon Berrett, and Harry L. “Pete” Peterson (collectively, the “Members”) are the sole owners of all of the outstanding membership interest in and to DPAT-1, LLC (the “Membership Interest”). The Members hereby assign, transfer and convey to Dental Patient Transition, Inc. all of the Membership Interest in DPAT-1, LLC so that immediately after this assignment is effective Dental Patient Transition, Inc. will be the sole member of DPAT-1, LLC, a Utah limited liability company. In addition, to the extent that the Operating Agreement of DPAT-1, LLC contains restrictions on the transferability of the Membership Interest, the parties hereby waive those restrictions with respect to this transaction.

EFFECTIVE the 22nd day of January, 2007.

/s/ Michael Silva	/s/ Marlon R. Berrett
Michael Silva	Marlon R. Berrett

/s/ Harry L. Peterson
Harry L. “Pete” Peterson

Dental Patient Transition, Inc. hereby accepts the foregoing assignment. Dental Patient Transition, Inc. further agrees that Dental Patient Transition, Inc. shall hereby become a party as a Member to the First Amended and Restated Operative Agreement of DPAT-1, LLC, as amended from time to time.

EFFECTIVE the 22nd day of January, 2007.

Dental Patient Transition, Inc.

By:	/s/ Marlon R. Berrett
Marlon R. Berrett, President

AGREED AND APPROVED:

DPAT-1, LLC

By:	/s/ Marlon R. Berrett
Marlon R. Berrett, President of Dental
Cooperative, Inc., the Manager